                                                                   Exhibit 10.28
                                                                   -------------

                        DATED 30 day of September, 1997


                       SINGCOM (AUSTRALIA) PTY. LIMITED
                                ACN 002 864 897
                                ("the Vendor")

                                      AND


                   FAX INTERNATIONAL AUSTRALIA PTY. LIMITED
                                ACN 068 596 529
                               ("the Purchaser")



                        AGREEMENT FOR SALE OF BUSINESS

                        AGREEMENT FOR SALE OF BUSINESS

THIS AGREEMENT is made the 30 day of September 1997

BETWEEN: SINGCOM (AUSTRALIA) PTY. LIMITED (ACN 002 864 897) of 50 Bridge Sydney in the State of New South Wales ("the Vendor")

AND: FAX INTERNATIONAL AUSTRALIA PTY. LIMITED (ACN 068 596 529) of 323 Castlereagh Street, Sydney in the State of New South Wales ("the Purchaser")

WHEREAS:-

A. The Vendor carries on business in the State of New South Wales as a provider of store and forward fax services.

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Business and the Assets and assume the liabilities relating thereto upon the terms and conditions hereinafter set forth.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:-

1.   DEFINITIONS:

1.1  In this Agreement:

     "Assets" means the Fixed Assets, the Book Debts, the Prepayments, the Cash and the Goodwill.

     "Book Debts" means the book and other debts owing to the Vendor in connection with the Business at the Effective Date and referred to in
     Schedule 2B.

     "Business Day" means a day on which trading banks are open for business in the City of Sydney.

                                      2.

     "Business" means the store and forward fax services business provided by the Vendor to the Customers under the Contracts.

     "Cash" means $206,217, being part of the amount held by the Vendor or on deposit in its account at the ANZ Bank, Haymarket Branch, George Street, Sydney as at the Effective Date.

     "Claim" means a claim made in writing by a Party pursuant to an indemnity contained in Clause 12.

     "Completion" means completion of the sale and purchase of the Business and Assets and assumption of liabilities in accordance with this Agreement.

     "Completion Date" means the date of this Agreement.

     "Continuing Employees" means those of the Employees who accept the Purchaser's offer of employment pursuant to Clause 8.

     "Contracts" means all of the Vendor's right, title and interest in and to the contracts entered into prior to the date hereof by or on behalf of the Vendor with Customers for the provision of services by the Vendor in connection with the Business and still subsisting at the date hereof including, without limitation, the contracts referred to in Schedule 1.

     "Customer" means a customer referred to in Schedule 1 to whom the Vendor provides, has provided or may provide store and forward fax services.

     "Effective Date" means the date referred to in Clause 6.1.

     "Employees" means those persons specified in Schedule 4.d.

     "Fixed Assets" means the assets described in Schedule 2A.

                                      3.

     "Goodwill" means the goodwill of the Vendor in relation to the Business.

     "Government Agency" includes any government, whether federal, state, territorial or local, any minister, department, office, commission, delegate, instrumentality, agency, board, authority or organ of government, whether statutory or otherwise.

     "Liabilities" means those liabilities of the Business and the Assets outstanding as at the Effective Date as set out in Schedule 5.

     "Party" means a party to this Agreement.

     "Prepayments" means all and any deposits and prepayments made by the Vendor in relation to the Business up to the Effective Date referred to in
     Schedule 2C.

     "Purchase Price" means the amount referred to in Clause 3.

     "Related Body Corporate" has the same meaning as in the Corporations Law.

     "Supplier" means a person providing services to the Vendor.

     "Supply Contracts" means all of the Vendor's right, title and interest in and to the contracts between the Vendor and Suppliers as specified in
     Schedule 3.

     "UNIFI" means UNIFI Communications Inc., a company incorporated in the State of Delaware and having its principal office at 900 Chelmsford Street, Lowell, Massachusetts 01851 USA.

INTERPRETATION:

1.2  (a)     words importing the singular include the plural and vice versa;

     (b)     words importing a gender include every gender;

                                      4.

     (c) reference to any document (including this Agreement) includes a reference to that document as amended, consolidated, supplemented, novated or replaced;

     (d) where any word or phrase has a particular meaning in this Agreement any part of speech or other grammatical form of the word or phrase has a corresponding meaning;

     (e) references to dollars, $, cost, value and price are to Australian currency;

     (f) headings are for convenience only and must be ignored in construing this Agreement;

     (g) references to any person or any Party include references to their or its respective successors, permitted assigns and substitutes, executors and administrators;

     (h) references to any law are references to that law as amended, consolidated, supplemented or replaced and includes references to regulations and other instruments under it;

     (i) references to judgment include references to any order, injunction, decree, determination or award of any court or tribunal;

     (j) references to deliver include cause to be delivered and references to sell, transfer or assign include (respectively) procure the sale, transfer or assignment of;

     (k) references to time and dates in connection with the performance of an obligation are references to the time and date in Sydney, Australia, even if the obligation is to be performed elsewhere;

                                      5.

                   (l) a warranty, representation, covenant, liability, obligation or agreement given or entered into by more than one person binds them jointly and severally;

                   (m) if a period of time is specified and dates from, after or before a given day or the day of an act or event, it is to be calculated inclusive of that day;

                   (n) if an event must (but for this clause) occur or be done on a day which is not a Business Day, then the stipulated day will be taken to be the next Business Day.

     2.            SALE AND PURCHASE OF BUSINESS

     2.1 The Vendor as beneficial owner hereby sells and assigns and the Purchaser hereby purchases and takes assignment of as a going concern and with the effect from the Effective Date the Business, the Assets and the Contracts for the Purchase Price and assumes all liabilities relating thereto upon and subject to the terms and conditions herein contained.

     3.            PURCHASE PRICE

     3.1 The Purchase Price to be paid by the Purchaser to the Vendor shall be $3,520,000 calculated as follows:

                                               $

                                     Fixed Assets              227,980
                                     Book Debts                519,786
                                     Prepayments                63,516
                                     Cash                      206,217
                                     Goodwill                2,502,501
                                                             ---------
                                     Total                   3,520,000
                                                             =========

     3.2 The Parties hereby agree and acknowledge that the amounts set out in Clause 3.1 represent the fair value of the Assets as at the Effective Date.

                                      6.

     4.            PAYMENT OF PURCHASE PRICE

     4.1           The Purchaser shall pay the Purchase Price as follows:

                   (a) $2,346,666.60 by bank cheque to the Vendor or as the Vendor shall direct in writing on the Completion Date; and

                   (b) $1,173,333.40 by bank cheque to the Vendor or as the Vendor shall direct in writing on or before the expiration of two and one half (2.5) years from the Completion Date.

     5.            COMPLETION

     5.1 Completion of this Agreement shall take place in Sydney on the Completion Date.

     5.2 On Completion the Vendor shall cancel the Supply Contracts other than those in respect of which written notice has been received from a Supplier prior to the Completion Date that the Supply Contract has been on will be transferred to or novated with the Purchaser such that the Vendor has ceased or will cease to have any liability to the supplier.

     5.3 On Completion the Vendor shall deliver to the Purchaser copies of the Contracts and other documents relating to the Business as the Purchaser shall reasonably require together with staff records and wages records relating to the Continuing Employees.

     5.4 The obligations of the Purchaser under this Agreement are subject to the satisfaction on or prior to the Completion Date of the following conditions:

                   5.4.1 UNIFI and the shareholders of the Purchaser shall have executed and delivered a Share Sale Agreement, in form and substance satisfactory to each party thereto, pursuant to which the said shareholders shall have

                                      7.

                   sold, and UNIFI shall have purchased, all of the issued and outstanding capital stock of the Purchaser, and the said shareholders shall have delivered certificates representing all such issued and outstanding shares of capital stock in the Purchaser to UNIFI and performed all other agreements and conditions required therein to be performed on or prior to the Completion Date; and

           5.4.2.. the Vendor and the Purchaser shall have executed and delivered a Lease Agreement, in form and substance satisfactory to each such party, respecting the Atlas Switch presently used by the Vendor in connection with the Business.

     6.    DATE OF EFFECT

     6.1 The Parties acknowledge and agree that UNIFI has possessed and exercised effective control over the operation of the Business and the Assets as and from 1 April 1996 and this Agreement will have effect as if the Business and the Assets were sold by the Vendor to the Purchaser on that date.

     7.    NOVATION OR ASSIGNMENT OF CONTRACTS

     7.1 The Parties shall use their best endeavours to have each Customer transfer or novate its Contract to or with the Purchaser.

     7.2 On the Completion Date the Parties shall give written notice in a mutually agreed form to each Customer seeking the Customer's consent to the transfer or novation of its contract to or with the Purchaser.

     7.3 Where a Customer refuses or fails to transfer or novate its Contract with the Purchaser, the Vendor as beneficial owner hereby agrees to assign to the Purchaser absolutely all of the Vendor's right, title and interest in the Contracts as and from the Effective Date and the Purchaser thereafter will be solely responsible for the

                                      8.

           provision of services to Customers.

     7.4 The Purchaser will indemnify and hold the Vendor harmless against any losses, expenses, damages and costs incurred or awarded against the Vendor as a result of any claim against it under any of the Contracts arising after the Effective Date out of any event or events occurring after the Effective Date.

     7.5 The Vendor will indemnify and hold the Purchaser harmless against any losses, expenses, damages and costs incurred or awarded against the Purchaser as a result of any claim against it under the Contracts arising before the Effective Date out of an event or events occurring before the Effective Date.

     8.    PROVISIONS RELATING TO EMPLOYEES

     8.1 The Vendor will prior to Completion give to each of the Employees specified in Schedule 4 hereto notice of the sale of the Business and will ask the Employees whether they wish to be employed by the Purchaser.

     8.2 Prior to the Completion Date the Purchaser will offer employment to those Employees who wish to be employed by the Purchaser with effect from the Completion Date on terms and conditions generally no less favourable than those enjoyed by them prior to the Completion Date. Those of the Employees who accept the Purchaser's offer of employment are hereinafter called "the Continuing Employees".

     8.3 The Purchaser will be liable for all expenses, including those relating to accrued long service leave entitlements as specified in
           Schedule 4, in respect of the Continuing Employees from the Effective Date.

     8.4 The Purchaser shall be responsible for paying to each Employee who is not a Continuing Employee all wages, salary, superannuation, sick pay, holiday pay, long service leave pay, severance and/or redundancy payments and all other amounts

                                      9.

      of whatsoever nature to which such employee may be entitled and shall indemnify the Vendor against all claims, demands and liabilities in respect thereto.

9.    LIABILITIES, DEBTORS AND CREDITORS

9.1 As from the Effective Date all liabilities, including periodical or re-occurring outgoings in respect of the Business and the Assets, shall be borne and paid for by the Purchaser.

9.2 The Purchaser is liable for rent and all other outgoings in respect of the premises occupied by the Vendor from the Effective Date.

10.   WARRANTIES BY THE VENDOR

10.1 The Vendor gives the following warranties and assurances having effect as at the Completion Date, namely:-

      10.1.1 The Vendor is duly incorporated and has full power and authority to carry out the terms, conditions and provisions of this Agreement.

      10.1.2 The execution of this Agreement and the due performance of the obligations hereunder will not breach the Articles of Association of the Vendor.

      10.1.3 The execution of this agreement by the Vendor and the due performance of obligations hereunder have been duly authorised by the Directors of the Vendor and that, except as referred to herein, no other corporate proceedings are necessary to authorise the performance or compliance by the Vendor with any of the terms, provisions or conditions of this Agreement.

      10.1.4   The Vendor is entitled to sell the Business and the Assets to the

                                      10.

               Purchaser on the terms and conditions of this Agreement.

      10.1.5 No document submitted to the Purchaser by or on behalf of the Vendor in relation to the sale of the Business or the sale of the Assets contains, to the knowledge of the Vendor, any mis-statement or any fact known not to be true by the Vendor.

      10.1.6 The Vendor is not aware as to any matter, event or thing which would materially adversely effect any Contract set out in
               Schedule 1 or the Supply Contracts set out in Schedule 3.

      10.1.7   The Vendor has not:

               (i)    had a liquidator or provisional liquidator appointed;

               (ii)   passed any resolution that it be wound up; or

               (iii) received notification that an application to wind-up the company has been made

      10.1.8 No receiver, receiver and manager, trustee, controller, official manager or similar officer has been appointed over all or part of the business or assets of the Vendor.

      10.1.9 The Vendor is not aware of any liability relating to the Business or the Assets or of any fact or circumstance which may give rise to a liability in respect of the period prior to 1 April 1996 except those set out in Schedule 5.

      10.1.10 The Vendor is not aware of any liability relating to the Business or the Assets or of any fact or circumstance with may give rise thereto for the period from 1 April 1996 to the date hereof which has not been disclosed

                                      11.

               to either the Chief Executive Officer or the Finance Manager of the Vendor or the Purchaser.

      10.1.11 The Vendor is the beneficial owner of the Assets free of any encumbrance.

      10.1.12 All consents and approvals required in connection with the sale of the Business or the Assets or the assignment of any Contract by the Vendor, or the assumption of any liability relating to the Business or the Assets by the Purchaser, or otherwise in connection with any other agreement described in Clause 5.4 shall have been received by the Vendor and shall be in writing where so required, other than any consent or approval which might be required by the Purchaser pursuant to the Foreign Acquisitions and Takeovers Act 1975 or from AAP Telecommunications Pty. Limited (now AAPT Limited) ACN 052 082 416 PROVIDED THAT nothing herein provided shall effect the warranties contained in Clauses
               10.1.4 and 10.1.5.

10.2 The Vendor gives the following warranties and assurances having effect as at the Effective Date, namely:

      10.2.1 All books and records relating to the Business and the Assets to be delivered to the Purchaser by the Vendor on Completion will set out all material information reasonably required to be recorded therein and to the best of the Vendor's knowledge and belief will accurately record such information.

      10.2.2 The Vendor is not aware of any default or breach of any contract, agreement, lease or other document relating to the Business alleged to have been committed by it which has any material adverse effect on any such contract, agreement, lease or other document.

                                      12.

      10.2.3 The execution of the Agreement and the due performance of the obligations hereunder does not materially breach any agreement, instrument, order, judgment or decree to which the Vendor is a party or by which the Vendor is bound as at the Effective Date and would not result in the imposition of any lien, encumbrance, charge or claim upon any of the Assets or the Business.

11.   WARRANTIES BY THE PURCHASER

11.1  The Purchaser warrants that:

      11.1.1 The Purchaser is duly incorporated under the laws of New South Wales in Australia.

      11.1.2 The Purchaser has full corporate power and is duly authorised to enter into this Agreement.

12.   INDEMNITIES

12.1 The Vendor agrees to indemnify and hold the Purchaser harmless against any losses, claims, damages or liabilities to which the Purchaser may become subject, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any material breach by the Vendor of any representation, warranty, covenant or agreement contained in this Agreement.

12.2 The Purchaser hereby indemnifies and agrees to indemnify and hold the Vendor harmless against any losses, claims, damages or liabilities to which the Vendor may become subject in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any material breach by the Purchaser of any representation, warranty, covenant or agreement contained in this Agreement.

                                      13.

12.3 In addition to the indemnities referred to in Clauses 7.4 and 12.2, the Purchaser hereby indemnifies and agrees to indemnify and hold the Vendor harmless against any losses, claims, damages or liabilities to which the Vendor may become subject in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:-

      12.3.1 any liability of the Vendor which is by the terms of this Agreement to be assumed by or assigned to the Purchaser; or

      12.3.2 any failure or neglect by the Purchaser to duly perform or observe any obligation on its part to be performed or observed upon or by reason of its execution of this Agreement

12.4 The Purchaser shall be liable for and hereby indemnifies and agrees to indemnify the Vendor from and against any liability of whatsoever kind or nature arising out of any claim by any person for any breach of any condition or warranty (whether express or implied) and whether given by the Purchaser or arising by operation of law in respect of any products sold or service furnished by the Purchaser after the Effective Date.

13.   LIMITATION OF LIABILITY OF THE VENDOR

13.1  The Vendor is not liable to the Purchaser for any Claim unless:

      13.1.1 The Purchaser has given written notice to the Vendor setting out specific details of the Claim within twelve (12) months of the date hereof; and

      13.1.2 The Claim is agreed, compromised or settled within six (6) months of giving notice in respect of the Claim under Clause 13.1.1.

13.2  The Vendor is only liable to the Purchaser for any Claim if:

                                      14.

      13.2.1 The amount finally adjudicated or agreed as being payable in respect of the Claim exceeds $10,000; and

      13.2.2 Then only to the extent that the aggregate amount finally adjudicated or agreed as being payable in respect of all Claims which may be recoverable under Clause 13.2.1 is greater than $50,000.

13.3 The maximum aggregate amount which the Purchaser may recover from the Vendor in respect of all Claims is $3,520,000, less any amount received by UNIFI pursuant to a claim made under Clause 9 of the agreement described in Clause 5.4.1.

13.4 The Vendor is not liable to the Purchaser for any Claim to the extent that any loss or damage suffered by the Purchaser is made good or compensated for without cost to the Purchaser, including any loss which is recovered by the Purchaser under a policy of insurance.

13.5 The Vendor is not liable to the Purchaser for any Claim arising from or relating to any statement, representation, warranty, promise, undertaking or agreement in connection with the sale of the Business made by the Vendor or a Related Body Corporate of the Vendor or any person acting, or purporting to act, on behalf of the Vendor or a Related Body Corporate of the Vendor or resulting from or implied by conduct made in the course of communication or negotiations in connection with the sale of the Business not expressly set out in this Agreement ("Excluded Representations") and the Purchaser now waives and releases the Vendor, its Related Bodies Corporate and any person acting or purporting to act on behalf of the Vendor or a Related Body Corporate of the Vendor from any and all liability in respect of any Excluded Representation to the fullest extent permitted by law.

13.6 Other than as referred to in this clause, no claim, demand, action or proceedings may be made or brought against the Vendor arising out of this Agreement.

                                      15.

14.   LIABILITY OF THE PURCHASER

14.1  The Purchaser is not liable to the Vendor for any Claim unless:

      14.1.1 The Vendor has given written notice to the Purchaser setting out specific details of the Claim; and

      14.1.2 The Claim is agreed, compromised or settled within six (6) months of giving notice in respect of the Claim under Clause 14.1.1.

15.   DEFAULT

15.1 If the Purchaser defaults in the observance or performance of any obligation imposed on the Purchaser under or by virtue of this Agreement the Vendor shall be entitled to sue for specific performance or claim damages for breach of contract.

15.2 If the Vendor defaults in the observance or performance of any obligation imposed on the Vendor under or by virtue of this Agreement the Purchaser shall be entitled to sue for specific performance or claim damages for breach of contract.

16.   LEASE OF OFFICE SPACE

16.1 The Parties agree to execute a Deed of Assignment of Lease similar in form to that set out in Schedule 6.

16.2  Nothing in this clause effects the operation of Clause 9.2.

17.   ACCESS TO BUSINESS RECORDS

17.1 The Purchaser shall keep and maintain the books and records of the Business (delivered by the Vendor to the Purchaser on the Completion Date pursuant to Clause 5.3) in good order and condition for a term of six (6) years from the

                                      16.

     Completion Date and shall permit the Vendor (by its duly authorised representatives) to have access to such books and records from time to time and at any time on two (2) days' notice for the purpose of inspecting same and making copies thereof and taking extracts therefrom.

18.   NO MERGER AND SURVIVAL

18.1 The conditions, representations and warranties contained in this Agreement shall not merge upon completion.

18.2 The indemnities and covenants contained in this Agreement shall survive completion for the benefit of the Parties respectively entitled thereto.

19.   COSTS AND STAMP DUTY

19.1 The Purchaser shall be responsible for payment of all stamp duty which may be charged or levied upon this Agreement and upon any document or instrument created hereunder to give effect to the transactions herein contemplated.

19.2 The Purchaser shall be responsible for payment of any costs associated with the transfer of the Contracts, the Supply Contracts, the Lease, the Deed of Assignment of Lease and any document or instrument created hereunder to give effect to the transactions herein contemplated.

19.3 Except as otherwise herein provided, each party shall be responsible for the payment of its own costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby.

20.   COMPLETE AGREEMENT

20.1 The terms and conditions set forth in this Agreement expressly or by statutory implication cover and comprise the whole of the terms and conditions by which the

                                      17.

      parties shall be bound with respect to the subject matter hereof and no further or other covenants, agreements, warranties, provisions or terms with respect to such subject matter shall be deemed to be implied herein or to arise between the Vendor and the Purchaser by way of collateral or other agreement or by reason of any promise, representation, warranty or undertaking given or made by either the Vendor or the Purchaser to the other on or before the execution of this Agreement and the existence of any such implication or collateral or other agreement is hereby expressly negatived.

21.   NOTICES

21.1 Except as otherwise expressly provided herein, all notices required or permitted to be given in connection with this Agreement and any transaction contemplated hereunder shall be in writing and shall be delivered by hand or sent by registered mail or telex or facsimile to the other party as follows:-
      (a)      If to the Vendor:-
                       The Company Secretary
                       SingCom (Australia) Pty. Limited
                       50 Bridge Street
                       SYDNEY N.S.W. 2000
                       (Fax) (02) 9219 6948

      (b)      If to the Purchaser:-
                       The Company Secretary
                       Fax International Australia Pty. Limited
                       323 Castlereagh Street
                       SYDNEY N.S.W. 2000
                       (Fax) (02) 9212 5019

      In the case of notice given by telex or facsimile, such notice shall be deemed to have been received at the time of transmission. In the case of notices given by mail such notice shall be deemed to have been received three (3) business days after the date of posting of same. A party may change its address for the purpose of notices hereunder by giving not less than three (3) days' prior notice of such change to the other party as provided above.

                                      18.

22.   FURTHER ASSURANCE

22.1 The parties agree that each shall with all due diligence execute and deliver to the other any and all documents and do or carry out such acts and things as may reasonably be required or requested to effect the transactions contemplated by this Agreement.

23.   LAW AND JURISDICTION

23.1 This Agreement is governed by the laws of New South Wales and the Parties irrevocably submit to the non-exclusive jurisdiction of the Courts of New South Wales.

24.   NO ASSIGNMENT

24.1 The rights hereby vested in and the obligations hereby undertaken by the parties hereto under the provisions of this Agreement shall not be capable of assignment.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands on the day and year first hereinbefore mentioned.

SIGNED for and on behalf of SINGCOM     )       /s/ [SIGNATURE APPEARS HERE]
(AUSTRALIA) PTY. LIMITED by its duly    )       ----------------------------
authorised officer in the presence of:  )                 Director


/s/ [SIGNATURE APPEARS HERE]
--------------------------------
           Witness




/s/ Peter M. Fraser
---------------------------------
   Barrister

                                      19.

SIGNED for and on behalf of FAX          )
INTERNATIONAL AUSTRALIA PTY.             )         [SIGNATURE APPEARS HERE]
LIMITED by its duly authorised officer   )       ----------------------------
in the presence of:                      )                 Director


   [SIGNATURE APPEARS HERE]
-------------------------------
         Witness

                                      20.


                        AGREEMENT FOR SALE OF BUSINESS
                        ------------------------------
                 BETWEEN SINGCOM (AUSTRALIA) PTY. LIMITED AND
                   FAX INTERNATIONAL AUSTRALIA PTY. LIMITED
                        DATED AS OF SEPTEMBER 30, 1997

                                   EXHIBITS
                                   --------


                            [INTENTIONALLY OMITTED]